SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                -----------------
                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


                  New York                            13-5160382
     (Jurisdiction of incorporation               (I.R.S. Employer
      if not a U.S. national bank)               Identification No.)

One Wall Street, New York, New York                     10286
(Address of principal executive offices)              (Zip code)

                                -----------------
                                 TXU CAPITAL IV
               (Exact name of obligor as specified in its charter)


                     Delaware                    To Be Applied For
       (State or other jurisdiction               (I.R.S. Employer
   of incorporation or organization)             Identification No.)

    Energy Plaza, 1601 Bryan Street
              Dallas, Texas                             75201
(Address of principal executive offices)              (Zip code)

                                -----------------
                   TXU Capital IV Preferred Trust Securities*
                       (Title of the indenture securities)


--------------
     *Specific title(s) to be determined in connection with issuance(s) of TXU Capital IV Preferred Trust Securities.

Item 1.   GENERAL INFORMATION.*

            Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the          2 Rector Street, New York, N.Y. 10006
   State of New York                      and Albany, N.Y. 12203
Federal Reserve Bank of New York        33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation   550 17th Street, N.W.,
                                        Washington, D.C. 20429
New York Clearing House Association     New York, N.Y. 10005

      (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   AFFILIATIONS WITH OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

              None. (See Note on page 2.)

Item 16.   LIST OF EXHIBITS.

             Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. ss.229.10(d).

            1.    -    A copy of the Organization Certificate of The Bank of New
                       York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                       (Exhibit 1 to Amendment No. 1 to Form T-1 filed with
                       Registration Statement No. 33-6215, Exhibits 1a and 1b to
                       Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration
                       Statement No. 33-29637.)

            4.    -    A copy of the existing By-laws of the Trustee. (Exhibit 4
                       to Form T-1 filed with Registration Statement No.
                       33-31019.)

             6.   -    The consent of the Trustee required by Section 321(b) of
                       the Act. (Exhibit 6 to Form T-1 filed with Registration
                       Statement No. 33-44051.)

             7.   -    A copy of the latest report of condition of the Trustee
                       published pursuant to law or to the requirements of its supervising or examining authority.

------------

          *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                      NOTE

                  Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                  Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE

                  Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of May, 1999.


                                            THE BANK OF NEW YORK


                                            By:   /S/ WALTER N. GITLIN
                                               ---------------------------
                                                     Walter N. Gitlin
                                                     Vice President

                                                                       EXHIBIT 7
                                                                   (Page 1 of 3)


                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286

    And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
ASSETS                                                            in Thousands
------                                                           --------------

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin.......................................  $ 4,508,742
  Interest-bearing balances.....................................    4,425,071
Securities:
  Held-to-maturity securities...................................      836,304
  Available-for-sale securities.................................    4,047,851
Federal funds sold and Securities
    purchased under agreements to resell........................    1,743,269
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income........................................... 39,349,679
  LESS:  Allowance for loan and
    lease losses.....................................    603,025
  LESS: Allocated transfer risk
    reserve..........................................     15,906
  Loans and leases, net of unearned
    income, allowance, and reserve..............................   38,730,748
Trading Assets..................................................    1,571,372
Premises and fixed assets (including
  capitalized leases)...........................................      685,674
Other real estate owned.........................................       10,331
Investments in unconsolidated subsid-
  iaries and associated companies...............................      182,449
Customers' liability to this bank on
  acceptances outstanding.......................................    1,184,822
Intangible assets...............................................    1,129,636
Other assets....................................................    2,632,309
                                                                  -----------
Total assets....................................................  $61,688,578
                                                                  ===========

                                                                       EXHIBIT 7
                                                                   (Page 2 of 3)

LIABILITIES

Deposits:
  In domestic offices............................................. $25,731,036
  Noninterest-bearing................................  10,252,589
  Interest-bearing...................................  15,478,447
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs................................  18,756,302
  Noninterest-bearing................................     111,386
  Interest-bearing...................................  18,644,916
Federal funds purchased and Securities
  sold under agreements to repurchase ............................   3,276,362
Demand notes issued to the U.S.
  Treasury........................................................     230,671
Trading liabilities...............................................   1,554,493
Other borrowed money:
  With remaining maturity of one year or less.....................   1,154,502
  With remaining maturity of more than
    one year through three years .................................         465
  With remaining maturity of more than
      three years.................................................      31,080
Bank's liability on acceptances
  executed and outstanding........................................   1,185,364
Subordinated notes and debentures.................................   1,308,000
Other liabilities.................................................   2,743,590
                                                                    ----------
Total liabilities.................................................  55,971,865
                                                                    ----------


EQUITY CAPITAL

Common stock......................................................   1,135,284
Surplus...........................................................     764,443
Undivided profits and capital
  reserves........................................................   3,807,697
Net unrealized holding gains (losses)
  on available-for-sale securities................................      44,106
Cumulative foreign currency
  translation adjustments.........................................     (34,817)
                                                                   -----------
Total equity capital..............................................   5,716,713
                                                                   -----------
Total liabilities and equity capital.............................. $61,688,578
                                                                   ===========

                                                                     EXHIBIT 7
                                                                   (Page 3 of 3)

    I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                              Thomas J. Mastro


    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

    Thomas A. Renyi   )
    Alan R. Griffith  )               Directors
    Gerald L. Hassell )